UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1060 N Capitol Ave
6-401
Indianapolis, Indiana 46204
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 23, 2024, Calumet, Inc. (the “Company”), together with Calumet Specialty Products Partners, L.P. and Calumet Finance Corp., wholly owned subsidiaries of the Company (collectively, the “Issuers”), entered into a Support Agreement (the “Support Agreement”) with holders (the “Supporting Holders”) of approximately 69% of the outstanding aggregate principal amount of the Issuers’ 11.00% Senior Notes due 2025 (the “2025 Notes”). Pursuant to the Support Agreement, the Supporting Holders have agreed, subject to the terms and conditions set forth therein, (i) to validly tender their 2025 Notes in the Exchange Offer (as defined below), (ii) not to withdraw or revoke any 2025 Notes tendered in the Exchange Offer and (iii) to cooperate with and support the Issuers’ efforts to consummate the Exchange Offer.

The foregoing description of the Support Agreement is not complete and is qualified in its entirety by reference to the full text of the Support Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.02	Results of Operations and Financial Condition.

On October 23, 2024, the Company issued a press release announcing preliminary unaudited information related to the Company’s liquidity and select third quarter 2024 financial results. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Exchange Offer

On October 23, 2024, the Company issued a press release announcing that, with the support of the Supporting Holders, the Issuers commenced a private exchange offer (the “Exchange Offer”) to certain eligible holders to exchange any and all of the outstanding 2025 Notes for newly issued 11.00% Senior Notes due 2026 (the “New Notes”), upon the terms and subject to the conditions set forth in the Offering Memorandum, dated October 23, 2024. A copy of the press release announcing the Exchange Offer is filed as Exhibit 99.2 hereto and incorporated by reference herein.

The information in this Current Report on Form 8-K is for informational purposes only and is not an offer to purchase, exchange or sell or a solicitation of an offer to purchase, exchange or sell any securities, nor shall there be any offer, solicitation, sale or exchange of any securities in any jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title or Description

10.1	Support Agreement, dated October 23, 2024.

99.1	Press Release, dated October 23, 2024.

99.2	Press Release, dated October 23, 2024.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: October 24, 2024	By:	/s/ David Lunin
	Name:	David Lunin
	Title:	Executive Vice President and Chief Financial Officer